SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2008

Orleans Homebuilders, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

During the quarter ended March 31, 2008, Orleans Homebuilders, Inc. (the “Company”) established a deferred tax asset valuation allowance in the amount of approximately $43.5 million.  The full valuation allowance was established due to the lack of objectively verifiable evidence regarding the tax realization of these assets from an income statement perspective in the foreseeable future.  The Company’s analysis of the need for a valuation allowance recognizes that it has incurred a cumulative loss and also considered the continued difficult current market conditions, as well as cumulative impairments.

Absent the deferred tax asset valuation allowance of $43.5 million, which lowered the Company’s net worth under accounting principals generally accepted in the United States, the Company would have been in compliance with all of the financial covenants in the Amended and Restated Revolving Credit Loan Agreement by and among Greenwood Financial, Inc. (“Greenwood Financial”), a wholly-owned subsidiary of the Company, and certain affiliates of Greenwood Financial (collectively, the “Borrowers”), the Company, as guarantor, Wachovia Bank, National Association, as administrative agent (“Agent”), and various other lenders party thereto and originally entered into on January 24, 2006 and amended on November 1, 2006, February 7, 2007, May 8, 2007, September 6, 2007 and December 1, 2007(as amended, the “Amended Credit Agreement”).  However, as a result of the establishment of the deferred tax asset valuation allowance, absent the waiver letter discussed below, the Company would have been in violation of the minimum consolidated tangible net worth, maximum leverage ratio, and maximum land to consolidated adjusted tangible net worth ratio covenants set forth in the Amended Credit Agreement at March 31, 2008 (the “Subject Covenants”).

On May 9, 2008, Orleans received a waiver letter which temporarily waives compliance with the Subject Covenants generally from January 1, 2008 through and including September 15, 2008 (the “Waiver Period”), unless another event of default occurs or the Company fails to meet the revised minimum consolidated tangible net worth and leverage covenants set forth in the waiver letter.  The waiver letter became effective on May 12, 2008 upon payment by the Company of a 10 basis point fee to consenting lenders.  Under the terms of the waiver letter, during the Waiver Period, the Company is required to maintain a minimum consolidated tangible net worth of $90.0 million at all times and a leverage ratio of not more than 5.25 to 1.00 as of the last day of any fiscal quarter during the Waiver Period.   The maximum land to adjusted net worth ratio will not be tested during the Waiver Period.   The limited waiver terminates at the end of the Waiver Period and non-compliance with the Subject Covenants will, effective as of the end of the Waiver Period, constitute events of default under the Amended Credit Agreement.

If the deferred tax asset valuation allowance of $43.5 million is adjusted during the Waiver Period because of legislation or otherwise, the minimum consolidated tangible net worth and maximum leverage ratio will be adjusted accordingly based on the difference between the deferred tax asset valuation allowance of $43.5 million at March 31, 2008 and the adjusted amount of the deferred tax asset valuation allowance.

In the waiver letter, the Company also agreed that it will act in good faith and use its best efforts to work with the agent lender during the Waiver Period to identify and obtain appraisals on a material group of the assets in the Company’s borrowing base.  However, the reappraisals will not be used in calculating the borrowing base during the Waiver Period.

The summary of the terms of the waiver letter set forth above is qualified in its entirety by reference to the full waiver letter, a copy of which is attached hereto as Exhibit 10.1.

The Company currently anticipates that it will amend the Amended Credit Agreement to address the Subject Covenants and other matters during the first quarter of Fiscal 2009.  While the Company currently anticipates that it will be able to obtain an amendment to the Amended Credit Agreement before September 16, 2008, it has not yet begun negotiating with its lenders with respect to this anticipated amendment and it can offer no assurances that it will be able to obtain an amendment on acceptable terms or at all.  Under the terms of the waiver letter, absent an amendment to the Amended Credit Agreement, unless the Waiver Period is extended beyond September 15, 2008, the Company currently expects that it will be in default under the Amended Credit Agreement on September 16, 2008.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated amendments to the Company’s credit facility and compliance with covenants in the Company’s credit facility.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  For example, there can be no assurance that the Company will be able to successfully negotiate an amendment to its Amended Credit Agreement prior to the expiration of the Waiver Period on acceptable terms or at all.  These risks and uncertainties include the conditions in the credit markets, the reaction of the Company’s lenders to a request for an amendment to the Amended Credit Agreement, local, regional and national economic conditions, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, the availability and cost of labor and materials, our dependence on certain key employees and weather conditions.   Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and Quarterly Report filed on Form 10-Q for the fiscal quarter ended March 31, 2008 filed with the SEC.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Waiver Letter, dated as of May 9, 2008, by and among Greenwood Financial, Inc. and certain affiliates, Orleans Homebuilders, Inc., Wachovia Bank, National Association and various other lenders party thereto (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2008

Orleans Homebuilders, Inc.

By:	Garry P. Herdler
	Name:	Garry P. Herdler
	Title:	Executive Vice President,
Chief Financial Officer and
Principal Financial Officer

EXHIBIT INDEX

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Waiver Letter, dated as of May 9, 2008, by and among Greenwood Financial, Inc. and certain affiliates, Orleans Homebuilders, Inc., Wachovia Bank, National Association and various other lenders party thereto.